Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports First Quarter Fiscal 2016 Financial Results
Dallas, Texas. (November 23, 2015) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2015.
For the three months ended October 31, 2015, revenue, gross margin and net income were $288.8 million, $120.9 million and $52.4 million, respectively. These represent a decrease in revenue of $1.5 million, or 0.5%; a decrease in gross margin of $1.4 million, or 1.2%; and a decrease in net income of $0.2 million, or 0.4%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.42 compared to $0.40 last year, an increase of 5.0%.
On Tuesday, November 24, 2015, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://stream.conferenceamerica.com/copart112415. A replay of the call will be available through January 23, 2016 by calling (877) 919-4059. Use confirmation code # 31733054.
About Copart
Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some locations, to end users. Copart remarkets the vehicles through Internet sales utilizing its VB3 technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de), the United Arab Emirates, Oman and Bahrain (www.copartmea.com), India (www.copart.in), and Spain (www.autoresiduos.com). Copart links sellers to more than 750,000 members in over 150 countries worldwide through its multi-channel platform. Copart was recently ranked at the top of Deloitte’s “Exceptional 100” list of companies, which reviewed U.S. publicly traded companies based upon a multidimensional approach to measuring financial performance. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Christopher M. Smith, Senior Analyst, Office of the Chief Financial Officer
972-391-5021 or christopher.smith3@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,
	2015	2014
Service revenues and vehicle sales:
Service revenues	$250,967	$246,597
Vehicle sales	37,871	43,789
Total service revenues and vehicle sales	288,838	290,386
Operating expenses:
Yard operations	126,878	121,599
Cost of vehicle sales	32,068	37,073
Yard depreciation and amortization	8,345	8,860
Yard stock-based payment compensation	686	546
Gross margin	120,861	122,308
General and administrative	26,711	33,217
General and administrative depreciation and amortization	3,176	2,870
General and administrative stock-based payment compensation	4,728	3,820
Total operating expenses	202,592	207,985
Operating income	86,246	82,401
Other (expense) income:
Interest expense, net	(5,513)	(1,771)
Other income, net	1,027	1,593
Total other expenses	(4,486)	(178)
Income before income taxes	81,760	82,223
Income taxes	29,347	29,608
Net income	$52,413	$52,615

Basic net income per common share	$0.44	$0.42
Weighted average common shares outstanding	120,155	126,217

Diluted net income per common share	$0.42	$0.40
Diluted weighted average common shares outstanding	125,572	131,517

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2015	July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$472,916	$456,012
Accounts receivable, net	231,403	215,696
Vehicle pooling costs and inventories	35,707	33,562
Income taxes receivable	950	6,092
Deferred income taxes	2,055	3,396
Prepaid expenses and other assets	42,625	19,824
Total current assets	785,656	734,582
Property and equipment, net	705,590	700,402
Intangibles, net	16,229	17,857
Goodwill	270,620	271,850
Deferred income taxes	30,636	28,840
Other assets	47,033	46,421
Total assets	$1,855,764	$1,799,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$147,342	$147,452
Deferred revenue	3,719	3,724
Income taxes payable	30,444	8,279
Current portion of long-term debt and capital lease obligations	42,421	53,671
Total current liabilities	223,926	213,126
Deferred income taxes	5,194	5,322
Income taxes payable	22,395	21,157
Long-term debt and capital lease obligations, net of discount	584,302	592,135
Other liabilities	3,402	3,748
Total liabilities	839,219	835,488
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	12	12
Additional paid-in capital	413,423	407,808
Accumulated other comprehensive loss	(74,740)	(68,793)
Retained earnings	677,850	625,437
Total stockholders' equity	1,016,545	964,464
Total liabilities and stockholders' equity	$1,855,764	$1,799,952

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2015	2014
Cash flows from operating activities:
Net income	$52,413	$52,615
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,562	13,967
Allowance for doubtful accounts	1,032	113
Equity in losses of unconsolidated affiliates	158	—
Stock-based payment compensation	5,414	4,366
Excess tax benefits from stock-based payment compensation	(197)	(361)
Gain on sale of property and equipment	(60)	(261)
Deferred income taxes	(870)	(1,295)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(16,910)	(9,004)
Vehicle pooling costs and inventories	(2,252)	272
Prepaid expenses and other current assets	(1,115)	633
Other assets	(1,036)	2,586
Accounts payable and accrued liabilities	77	(79)
Deferred revenue	(5)	(353)
Income taxes receivable	5,333	2,236
Income taxes payable	23,483	18,434
Other liabilities	(433)	(503)
Net cash provided by operating activities	76,594	83,366

Cash flows from investing activities:
Purchases of property and equipment	(20,167)	(23,388)
Proceeds from sale of property and equipment	443	689
Purchases of marketable securities	(21,119)	—
Net cash used in investing activities	(40,843)	(22,699)

Cash flows from financing activities:
Proceeds from the exercise of stock options	368	1,931
Excess tax benefit from stock-based payment compensation	197	361
Repurchases of common stock	—	(1,121)
Principal payments on long-term debt	(18,750)	(18,750)
Net cash used in financing activities	(18,185)	(17,579)
Effect of foreign currency translation	(662)	(3,272)
Net increase in cash and cash equivalents	16,904	39,816
Cash and cash equivalents at beginning of period	456,012	158,668
Cash and cash equivalents at end of period	$472,916	$198,484
Supplemental disclosure of cash flow information:
Interest paid	$5,723	$1,910
Income taxes paid, net of refunds	$1,292	$10,030

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000